Exhibit 23(a)

                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 8, 1996, except for note A which is as of May 13, 1996, appearing on page 20 of Leggett & Platt Incorporated and Subsidiaries' Current Report on Form 8-K dated August 15, 1996. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ PRICE WATERHOUSE LLP

St. Louis, Missouri
November 6, 1996